Exhibit 99.1
STREAMLINE HEALTH SOLUTIONS, INC.
News Release of Streamline Health Solutions, Inc. Dated September 9, 2009
News Release
Visit our web site at: www.streamlinehealth.net

COMPANY CONTACT:	INVESTOR CONTACT:
J. Brian Patsy	Joe Diaz, Robert Blum or Joe Dorame
Chief Executive Officer	Lytham Partners, LLC
(513) 794-7100	(602) 889-9700
FOR IMMEDIATE RELEASE
STREAMLINE HEALTH® SOLUTIONS REPORTS SECOND QUARTER RESULTS
Cincinnati, Ohio — September 9, 2009 — Streamline Health Solutions, Inc. (Nasdaq CM: STRM) today announced financial results for the second quarter and six months, ended July 31, 2009.
Highlights for the quarter included:
•	Company wins new hosting contract totaling nearly $1.0 million.
•	Total Operating Expenses declined by 23%;
•	Year-over-Year Backlog up 32%;
•	Net loss of $(18,000) vs net loss of $(429,000) in Q2 2008;
•	EPS: $(0.00) vs. $(0.05) in comparable quarter last year;
•	Year-to-date operating income improves by $1.2 million;
•	Achieve a significant milestone with delivery of our 5th generation architecture and multi-language capabilities to Canadian customer.
Revenues for the second quarter of 2009 were $4.1 million compared to $4.9 million in the second quarter in 2008. Net loss for the quarter was $(18,000), or $(0.00) per share, compared to a net loss of $(429,000), or $(0.05) per share, in the second quarter of 2009. The quarter-over-quarter decrease in revenues was a result of a decrease of approximately $845,000 in systems sales, and a $79,000 decrease in application hosting revenues. Declines in these revenue categories were offset by an increase of approximately $126,000 in services and maintenance and support revenues.

A hosting contract for a newly developed workflow solution with a total value of nearly $1.0 million was signed with an existing customer in this recent second quarter. This continues to validate recent customer trends and preferences towards the hosting services software delivery model.
Total operating expenses declined by more than $1.2 million to $4.1 million for the second quarter of 2009 from $5.3 million for the comparable period in 2008. This was primarily a result of company-wide cost reductions initiated in the third quarter of 2008 and increased capitalization of software development costs for our 5th generation flagship product and related workflows.
The operating loss for the second quarter of fiscal 2009 was $(17,000) compared with an operating loss of $(427,000) in the second quarter of fiscal 2008. An operating profit of $11,000 was generated for the six months ended July 31, 2009 compared with a $(1.2 million) operating loss for the comparable six months of 2008. This represents a significant improvement in operating income of over $1.2 million.
J. Brian Patsy, chief executive officer of Streamline Health, commented, “We are pleased with the progress that we continue to make in managing our costs and right-sizing our company. We reached virtual breakeven for the quarter and the first half of the year as we are beginning to benefit from the leverage the we have built into our business model in the past 12 months. While capital procurement for information technology in the hospital segment continues to be constrained by spending moratoriums in individual institutions and hospital groups of all sizes throughout the country, we believe that a substantial pent-up demand is building up as the economy recovers and the federal stimulus package positively impacts healthcare software expenditures. That is a very positive scenario for Streamline Health going forward as we are now better positioned for improved operational and financial performance when the market begins to turn around.”
“During the quarter,” continued Mr. Patsy, “we secured a new hosting contract from a leading medical institution that will total approximately $1.0 million in revenues for one of our newest document workflow solutions. Our business process management (BPM) solutions will be instrumental in driving better productivity and higher accountability in the key business processes of this institution. We have the experience and the expertise to design and implement workflow processes tailored to an institution’s specific needs that will enable staff to seamlessly utilize the new technology to drive operating efficiencies throughout their entire system. Given the industry-wide need to cut costs and drive efficiencies, we believe this represents an exciting new market opportunity for Streamline Health in the years to come.”

Mr. Patsy continued, “Total backlog at the end of the quarter was $23.4 million, representing an increase of 32% over the comparable backlog of a year ago. This is driven primarily by the trend of hospital customers toward SaaS-based hosting services contracts versus software licensing sales. We are at the leading-edge of this trend with the hosting solutions that allow hospital organizations to adopt document workflow and document management tools, applications and services to improve operational efficiencies in the most cost-efficient manner possible. We believe that the SaaS-based hosting model will be the preferred delivery model as the market improves in the coming quarters and years.”
“As anticipated, we also achieved a significant milestone in Q2 with the delivery of our 5th generation architecture and multi-language capabilities to a large customer in Canada. This newest-generation software platform, called accessANYware 5.0, is now well into the Beta testing process. We are still on track for announcing General Availability status before the end of our fiscal year. This was a monumental effort that made use of a large portion of our nearly $11 million investment in R&D investment over the past 2 years”, concluded Mr. Patsy.
Revenues for the six months ended July 31, 2009 were $7.8 million compared to $8.5 million in comparable period of 2008. The Company reported a net loss for the six months of $(2,000), or $(0.00) per share, compared to a net loss of $(1.2 million), or $(0.13) per share, in the comparable six month period of 2008.
Systems sales for the six months decreased approximately $808,000 and application-hosting services revenues were down $283,000 over the comparative six month period. Decreases in systems sales and application hosting revenues were offset by increases in maintenance and support revenues of approximately $205,000 and increases of $204,000 in professional services revenues for the comparative six month periods.
Conference Call Information
The Company will conduct a conference call and web cast to review the results of the second quarter and six months of fiscal 2009 later today, September 9, 2009 at 4:30 p.m. ET.
Interested parties can access the call by dialing (800) 860-2442 or (412) 858-4600, or can listen via a live Internet web cast, which can be found at www.streamlinehealth.net. A replay of the call will be available by visiting www.streamlinehealth.net for 30 days or by calling (877) 344-7529 or (412) 317-0088, access code 431236, through September 12, 2009 at 5:00pm ET.
About Streamline Health
Streamline Health is a leading supplier of document workflow and document management tools, applications and services that assist strategic business partners and healthcare organizations to improve operational efficiencies through business process optimization. The Company provides integrated tools and technologies for automating document-intensive environments, including document workflow, document management, e-forms, connectivity, optical character recognition (OCR) and business process integration.

The Company’s workflow-based services offer solutions to inefficient and labor-intensive healthcare business processes throughout the revenue cycle, such as chart coding, abstracting and completion, remote physician referral order processing, pre-admission registration scanning and signature capture, financial screening, perioperative processing, Recovery Audit Contractor (RAC) mitigation processing, secondary billing services, explanation of benefits processing and release of information processing. The Company’s solutions also address the document workflow needs of the Human Resource and Supply Chain Management processes of the healthcare enterprise. All solutions are available through a Software as a Service (SaaS) model of delivery via the Company’s Remote Hosting Center that better matches customers’ capital or operating budget needs, or via a locally installed software licensing model.
Streamline Health’s solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to all forms of patient information from any location, including secure web-based access. These integrated solutions allow providers and administrators to link existing systems with documents, which can dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart processing, document retention, and archiving. For additional information please visit our website at http://www.streamlinehealth.net.
Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Financial Tables on Following Pages

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Six Months Ended July 31,
(Unaudited)

	Three Months		Six Months
	2009	2008	2009	2008
Revenues:
Systems sales	$440,539	$1,285,528	$787,583	$1,595,019
Services, maintenance and support	2,800,732	2,674,518	5,516,973	5,107,652
Application-hosting services	828,222	906,933	1,515,736	1,798,426

Total revenues	4,069,493	4,866,979	7,820,292	8,501,097

Operating expenses:
Cost of systems sales	768,035	921,174	1,433,695	1,672,145
Cost of services, maintenance and support	1,315,986	1,169,821	2,380,116	2,259,337
Cost of application-hosting services	363,848	309,048	795,653	597,239
Selling, general and administrative	1,255,162	1,883,071	2,470,132	3,482,494
Product research and development	383,943	1,011,114	730,190	1,730,369

Total operating expenses	4,086,974	5,294,228	7,809,786	9,741,584

Operating income (loss)	(17,481)	(427,249)	10,506	(1,240,487)
Other income (expense):
Interest income	—	2,205	—	7,759
Interest expense	(10,651)	(447)	(18,117)	(885)
Other income (expense)	16,183	—	19,003	—

Earnings (Loss) before taxes	(11,949)	(425,191)	11,392	(1,233,613)

Income taxes	(6,000)	(3,500)	(13,000)	(10,000)

Net loss	$(17,949)	$(428,991)	$(1,608)	$(1,243,613)

Basic net loss per common share	$(0.00)	$(0.05)	$(0.00)	$(0.13)

Diluted net loss per common share	$(0.00)	$(0.05)	$(0.00)	$(0.13)

Number of shares used in per common share computations:
Basic	9,379,237	9,275,335	9,367,144	9,267,910

Diluted	9,379,237	9,275,335	9,367,144	9,267,910

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Assets

	(Unaudited)	(Audited)
	July 31,	January 31,
	2009	2009
Current assets:
Cash and cash equivalents	$1,541,704	$3,128,801
Accounts receivable, net of allowance for doubtful accounts of $100,000	1,284,114	1,328,508
Contract receivables	797,707	502,373
Prepaid hardware and third party software for future delivery	392,104	681,540
Prepaid other, including prepaid customer maintenance contracts	1,272,473	802,951
Deferred income taxes	247,000	247,000

Total current assets	5,535,102	6,691,173

Property and equipment:
Computer equipment	2,639,721	2,475,928
Computer software	1,515,847	1,405,407
Office furniture, fixtures and equipment	737,344	737,344
Leasehold improvements	574,257	574,257

	5,467,169	5,192,936
Accumulated depreciation and amortization	(3,965,791)	(3,625,408)

	1,501,378	1,567,528

Contract receivables, less current portion	—	321,500
Capitalized software development costs, net of accumulated amortization of $9,260,125 and $8,311,760, respectively	7,552,995	6,481,360
Other, including deferred income taxes of $1,628,000	1,655,686	1,670,891

	$16,245,161	$16,732,452

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Liabilities and Stockholders’ Equity

	(Unaudited)	(Audited)
	July 31,	January 31,
	2009	2009
Current liabilities:
Accounts payable	$991,613	$759,577
Accrued compensation	350,720	299,000
Accrued other expenses	284,972	472,113
Deferred revenues	5,598,237	5,941,837

Total current liabilities	7,225,542	7,472,527

Long Term Liabilities:
Deferred revenues, less current portion	930,734	1,313,977
Line of Credit	800,000	800,000
Other	—	48,842

Total Liabilities	8,956,276	9,635,346

Stockholders’ equity:
Convertible redeemable preferred stock, $.01 par value per share 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value per share, 25,000,000 shares authorized, 9,421,744 and 9,354,782 shares issued, respectively	94,217	93,548
Additional paid in capital	36,008,324	35,820,417
Accumulated other comprehensive income	4,811	—
Accumulated deficit	(28,818,467)	(28,816,859)

Total stockholders’ equity	7,288,885	7,097,106

	$16,245,161	$16,732,452

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended July 31,
(Unaudited)

	2009	2008
Operating activities:
Net loss	$(1,608)	$(1,243,613)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss (gain) on disposal of fixed assets	4,308	—
Depreciation and amortization	1,338,653	1,394,915
Equity award expense	130,176	80,811
Long-term lease incentive	(48,842)	(48,842)

Changes in assets and liabilities:
Accounts and contract receivables	70,560	1,389,813
Other current assets	(175,275)	(510,506)
Accounts payable and accrued expenses	142,283	(530,007)
Deferred revenues	(726,843)	(528,403)

Net provided by operating activities	733,412	4,168

Investing activities:
Purchases of property and equipment	(374,114)	(449,267)
Capitalization of software development costs	(2,020,000)	(1,411,000)
Other	15,205	(24,662)

Net cash (used in) investing activities	(2,378,909)	(1,884,929)

Financing activities:
Proceeds from stock purchase plan and exercise of stock options	58,400	64,443

Net cash provided by financing activities	58,400	64,443

Decrease in cash and cash equivalents	(1,587,097)	(1,816,318)
Cash and cash equivalents at beginning of period	3,128,801	2,189,010

Cash and cash equivalents at end of period	$1,541,704	$372,692

Supplemental cash flow disclosures:
Interest paid	$17,989	$885

Income taxes paid	$9,686	$8,740

At July 31, 2009, Streamline Health has master agreements, purchase orders or royalty reports from remarketing partners for systems and related services which have not been delivered, installed and accepted which, if fully performed, will generate future revenues of $23,397,000 compared with $26,179,000 and $17,692,000 at the end of the fourth and second quarter of 2008 as follows:

	July 31,	January 31,	July 31,
	2009	2009	2008

Streamline Health Software Licenses	$2,012,000	$1,027,000	$1,981,000
Custom Software	166,000	278,000	349,000
Hardware and Third Party Software	407,000	562,000	1,227,000
Professional Services	3,805,000	4,691,000	5,296,000
Application Hosting Services	11,634,000	13,043,000	4,605,000
Recurring Maintenance	5,373,000	6,578,000	4,234,000

TOTAL	$23,397,000	$26,179,000	$17,692,000